Exhibit 4.5
                                                                     -----------


                                                                              1A


                                    Schedule
                                    --------


The Articles of the Corporation are amended as follows:

1. to increase the authorized capital of the Corporation by creating an unlimited number of Exchangeable Shares without nominal or par value.

so that after giving effect to the amendments set out in this paragraph, the classes and any maximum number of shares that the Corporation is authorized to issue are:

     (a)  an unlimited number of Common Shares without nominal or par value; and

     (b) an unlimited number of Exchangeable Shares without nominal or par value.

2. to delete in their entirety the rights, privileges, restrictions and conditions set out in the Articles of the Corporation and substituting therefor the rights, privileges, restrictions and conditions attaching to the Common Shares and Exchangeable Shares as follows:


A. The rights,  privileges,  restrictions and conditions attaching to the Common
--------------------------------------------------------------------------------
Shares are as follows:
----------------------

     (i)     Voting
             ------

     The holders of Common Shares shall be entitled to notice of, to attend and to one vote per share held at any meeting of the shareholders of the Corporation (other than meetings of a class or series of shares of the Corporation other than the Common Shares as such).

     (ii)    Dividends
             ---------

     The holders of Common Shares shall be entitled to receive dividends as and when declared by Board of Directors of the Corporation on the Common Shares as a class, subject to prior satisfaction of all preferential rights to dividends attached to all shares of other classes of shares of the Corporation ranking in priority to the Common Shares in respect of dividends; and

     (iii)   Remaining Property on Dissolution
             ---------------------------------

     The holders of Common Shares shall be entitled in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, and subject to prior satisfaction of all preferential rights to return of capital on dissolution attached to all shares of other classes of shares of the Corporation ranking in priority to the Common Shares in respect of return of capital on dissolution, to share rateably, together with the holders of the shares of any other class of shares of the Corporation ranking equally with the Common Shares in respect of return of capital on dissolution, in such assets of the Corporation as are available for distribution.

                                                                              1B



B.  The  rights,  privileges,  restrictions  and  conditions  attaching  to  the
--------------------------------------------------------------------------------
Exchangeable Shares (the "Exchangeable Share Provisions") are as follows:
-------------------------------------------------------------------------

                                    ARTICLE 1
                                    ---------
                                 INTERPRETATION
                                 --------------

1.1  For the purposes of these provisions:

     (a)  "Act" means the Business Corporations Act (Ontario), as amended;

     (b) "Affiliate" has the meaning ascribed thereto in the Securities Act (Ontario);

     (c)  "Board of Directors" means the Board of Directors of the Corporation;

     (d) "Business Day" means any day on which commercial banks are generally open for business in Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada;

     (e) "Common Shares" means the common shares in the capital of the Corporation;

     (f) "Corporation" means MG Holdings Inc., a corporation incorporated under the Act;

     (g) "Current Market Price" means, in respect of a Monaco Common Share on any date, (i) if the Monaco Common Shares are listed on a stock exchange or automated quotation system, the quotient obtained by dividing (a) the aggregate of the Daily Value of Trades for each day during the period of 5 consecutive trading days ending not more than three trading days before such date; by (b) the aggregate volume of Monaco Common Shares used to calculate such Daily Value of Trades; and
          (ii) if the Monaco Common Shares are not listed on a stock exchange or automated quotation system, the fair market value of such shares as determined by the board of directors of Monaco;

     (h) "Daily Value of Trades" means, in respect of the Monaco Common Shares on any trading day, the product of (a) the volume weighted average price of Monaco Common Shares on such stock exchange or automated quotation system on which the Monaco Ordinary Shares are listed or quoted, as the case may be, as may be selected by the board of directors of Monaco for such purpose on such date, as determined by Bloomberg L.P. or other reputable, third party information source selected by the board of directors of Monaco; and (b) the aggregate volume of Monaco Common Shares traded on such day on such stock exchange or automated quotation system and used to calculate such volume weighted average price; provided that any such selections by the board of directors of Monaco shall be conclusive and binding;

     (i) "Dividend Amount" means an amount equal to, and in full satisfaction of, all declared and unpaid dividends on an Exchangeable Share held by

                                                                              1C



          a holder on any dividend record date which occurred prior to the date of purchase of such share by Monaco from such Holder;

     (j) "Effective Date" means July 8, 2004 or such other date as may be designated by the Board of Directors;

     (k) "Exchange Agreement" means the agreement made among Monaco, the Corporation and SVFI and dated as of the Effective Date;

     (l)  "Exchangeable  Shares" mean the non-voting  exchangeable shares in the
          capital   of  the   Corporation,   having  the   rights,   privileges,
          restrictions and conditions set forth herein;

     (m) "Holder" means, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares;

     (n) "Liquidation Amount" has the meaning ascribed thereto in Section 5.1 of these Exchangeable Share Provisions;

     (o)  "Liquidation  Call Purchase Price" has the meaning ascribed thereto in
          Section 6.1;

     (p)  "Liquidation  Call Right" has the meaning  ascribed thereto in Section
          6.1;

     (q) "Liquidation Date" has the meaning ascribed thereto in Section 8.1 of these Exchangeable Share Provisions;

     (r) "Monaco" means Monaco Group Inc., a corporation established under the laws of the State of Delaware;

     (s) "Monaco Call Notice" has the meaning ascribed thereto in Section 8.3 of these Exchangeable Share Provisions;

     (t) "Monaco Common Shares" means the shares of common stock of Monaco as constituted on the Effective Date;

     (u) "Monaco Dividend Declaration Date" means the date on which the board of directors of Monaco declares any dividend on the Monaco Common Shares;

     (v)  "Monaco Shareholders" means holders of Monaco Common Shares;

     (w) "Optional Redemption" has the meaning ascribed thereto in Section 4.1 of these Exchangeable Share Provisions;

     (x)  "Redemption  Call Purchase Price" has the meaning  ascribed thereto in
          Section 7.1(a);

                                                                              1D



     (y) "Redemption Call Right" has the meaning ascribed thereto in Section 7.1(a);

     (z) "Redemption Date" means any date selected by the Corporation as a date for the completion of an Optional Redemption of Exchangeable Shares as set out in Section 4.2;

     (aa) "Redemption Price" means US$1.25 per Exchangeable Share;

     (bb) "Retracted Shares" has the meaning ascribed thereto in Section 8.1(a) of these Exchangeable Share Provisions;

     (cc) "Retraction Call Right" has the meaning ascribed thereto in Section 8.1(c) of these Exchangeable Share Provisions;

     (dd) "Retraction Date" has the meaning ascribed thereto in Section 8.1(b) of these Exchangeable Share Provisions;

     (ee) "Retraction Price" has the meaning ascribed thereto in Section 8.1of these Exchangeable Share Provisions;

     (ff) "Retraction Request" has the meaning ascribed thereto in Section 8.1 of these Exchangeable Share Provisions;

     (gg) "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, SVFI, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, syndicate or other entity, whether or not having legal status;

     (hh) "SVFI" means Sweet Valley Foods Inc., a corporation incorporated pursuant to the laws of the Province of Ontario; and

     (ii) "United States" or "U.S." means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

                                    ARTICLE 2
                                    ---------
             AUTHORIZED NUMBER OF EXCHANGEABLE SHARES AND RANKING OF
             -------------------------------------------------------
                               EXCHANGEABLE SHARES
                               -------------------

2.1 The Corporation is authorized to issue an unlimited number of Exchangeable Shares without nominal or par value.

2.2 The Exchangeable Shares shall, subject to the following, be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; provided that notwithstanding

                                                                              1E



     such ranking the Corporation shall not be restricted in any way from repaying indebtedness of the Corporation to Monaco from time to time.

                                    ARTICLE 3
                                    ---------
                                    DIVIDENDS
                                    ---------

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Monaco Dividend Declaration Date, declare a dividend on each Exchangeable Share:

     (a) in the case of a cash dividend declared on the Monaco Common Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar equivalent of the cash dividend declared on each Monaco Common Share on the Monaco Dividend Declaration Date;

     (b) in the case of a stock dividend declared on the Monaco Common Shares to be paid in Monaco Common Shares, by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Monaco Common Shares to be paid on each Monaco Common Share unless in lieu of such stock dividend the Corporation elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the Board of Directors) subdivision of the outstanding Exchangeable Shares; or

     (c) in the case of a dividend declared on the Monaco Common Shares in property other than cash or Monaco Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.4 hereof) the type and amount of property declared as a dividend on each Monaco Common Share.

     Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable. The Holders of Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this Section 3.1.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1 (b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1 (c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the

                                                                              1F



     dividend  represented  thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the Holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Monaco Common Shares. The record date for the determination of the Holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision, redivision or change of the Exchangeable Shares under Section 3.1(b) hereof and the effective date of such subdivision shall be the same dates as the record and payment date, respectively, for the corresponding stock dividend declared on the Monaco Common Shares.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Section 3.1 hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

     (a) in the case of any stock dividend or other distribution payable in Monaco Common Shares, the number of such shares issued in proportion to the number of Monaco Common Shares previously outstanding;

     (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Monaco Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Monaco Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price; and

     (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Monaco of any class other than Monaco Common Shares, any rights, options or warrants other than those referred to in Section 3.5(b) hereof, any evidences of indebtedness of Monaco or any assets of Monaco), the relationship between the fair market value (as determined by the Board of Directors acting reasonably) of such property to be issued or distributed with respect to each outstanding Monaco Common Share and the Current Market Price of a Monaco Common Share.

                                                                              1G



                                    ARTICLE 4
                                    ---------
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION
              ----------------------------------------------------

4.1 Subject to applicable law, and the Redemption Call Right, and upon not less than 30 days prior notice given to the Holders of the Exchangeable Shares, the Corporation may redeem some or all of the then outstanding Exchangeable Shares (such redemption being an "Optional Redemption") on any date selected by the Board of Directors for an Optional Redemption for the Redemption Price, and payment of the Redemption Price per Exchangeable Share shall be satisfied in full in all cases by the Corporation delivering an amount in cash equal to the Redemption Price, in accordance with Section
     4.3 of these Exchangeable Share Provisions. In case only part of the then outstanding Exchangeable Shares are at any time to be redeemed, the Exchangeable Shares to be redeemed shall be redeemed pro rata, excluding fractions, from the holdings of all shareholders of Exchangeable Shares.

4.2 In any case of a redemption of Exchangeable Shares under this Article 4, the Corporation shall, at least 30 days before the applicable Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation of the Exchangeable Shares held by such holder (a "Redemption Notice").

4.3 On or within five (5) Business Days following the applicable Redemption Date, the Corporation shall deliver or cause to be delivered to the Holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at the registered office of the Corporation or at any office as may be specified by the Corporation in such notice. On and after the applicable Redemption Date, the Holders of the Exchangeable Shares called for redemption shall cease to be Holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of Holders in respect thereof, other than the right to receive Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the Holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. If only part of the Exchangeable Shares represented by any certificate are to be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

4.4 Notwithstanding the foregoing provisions of Sections 4.1, 4.2 and 4.3, Holders of Exchangeable Shares shall have until the 10th day immediately preceding the Redemption Date referenced in a Redemption Notice to elect, by written notice to the Corporation to exercise their rights to exchange the Exchangeable Shares for Monaco Common Shares in accordance with the Exchange Agreement, failing which the Corporation shall proceed to effect the redemption of the Exchangeable Shares in accordance with Sections 4.1,
     4.2 and 4.3.

                                                                              1H



                                    ARTICLE 5
                                    ---------
                           DISTRIBUTION ON LIQUIDATION
                           ---------------------------

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution, winding-up or other distribution, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "Liquidation Amount") equal to US$1.25, which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder two (2) Monaco Common Shares (the "Liquidation Amount") plus an amount equal to all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation.

5.2 On or promptly after the Liquidation Date, the Corporation shall deliver or cause to be delivered to the Holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at the registered office of the Corporation or at any office as may be specified by the Corporation by notice to the Holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of Holders of the Exchangeable Shares maintained by or on behalf of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the Holders of Exchangeable Shares, on behalf of the Corporation, of certificates representing Monaco Common Shares (which securities shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance), less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Liquidation Date, the Holders of the Exchangeable Shares shall cease to be Holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of Holders in respect thereof, other than: (i) the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the Holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided; and (ii) the right to receive any declared and unpaid dividends on such Exchangeable Shares.

5.3 After the Corporation has satisfied its obligations to pay the Holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share

                                                                              1I



     pursuant to Section 5.1 of these Exchangeable Share Provisions, such Holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                    ARTICLE 6
                                    ---------
                          MONACO LIQUIDATION CALL RIGHT
                          -----------------------------

6.1 Monaco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, pursuant to Article 5 of these Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Monaco or an Affiliate of Monaco) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Monaco of an amount per Exchangeable Share (the "Liquidation Call Purchase Price") equal to two times the Current Market Price of a Monaco Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Monaco delivering or causing to be delivered to such holder two
     Monaco Common Shares, plus any Dividend Amount. In the event of the exercise of the Liquidation Call Right by Monaco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Monaco on the Liquidation Date on payment by Monaco to the holder of the Liquidation Call Purchase Price for each such share, and the Corporation shall have no obligation to pay any Liquidation Amount or Dividend Amount to the holders of such shares so purchased by Monaco.

6.2 To exercise the Liquidation Call Right, Monaco must notify the Corporation of Monaco's intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation or any other voluntary distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation or any other involuntary distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. The Corporation will notify the holders of Exchangeable Shares as to whether or not Monaco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Monaco. If Monaco exercises the Liquidation Call Right, then on the Liquidation Date Monaco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

6.3 For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Monaco shall deposit or cause to be deposited with Corporation on or before the Liquidation Date, certificates representing the aggregate number of Monaco Common Shares which Monaco shall deliver or cause to be delivered pursuant to Section 6.1 and a cheque or cheques of Monaco payable at par at any branch of the bankers of Monaco representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price, in each case less any amounts withheld

                                                                              1J



     pursuant to section 14.2. Provided that Monaco has complied with the immediately preceding sentence, on and after the Liquidation Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Exchange Agreement), other than the right to receive their proportionate part of the total Liquidation Call Purchase Price, unless payment of the total Liquidation Call Purchase Price for the Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the following provisions of this Section 6.3, in which case the rights of the holders shall remain unaffected until the total Liquidation Call Purchase Price has been paid in the manner herein provided. Upon surrender to the Corporation of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and such additional documents, instruments and payments as the Corporation may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Corporation on behalf of Monaco shall transfer to such holder, the Monaco Common Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Corporation shall deliver to such holder certificates representing the Monaco Common Shares to which the holder is entitled and a cheque or cheques of Monaco payable at par at any branch of the bankers of Monaco representing the remaining portion, if any, of the total Liquidation Call Purchase Price, and when received by the Corporation, all dividends and other distributions with respect to such Monaco Common Shares with a record date after the Liquidation Date and before the date of the transfer of such Monaco Common Shares to such holder, less any amounts withheld pursuant to Section 14.2. If Monaco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation or any distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of these Exchangeable Share Provisions.

                                    ARTICLE 7
                                    ---------
                          MONACO REDEMPTION CALL RIGHT
                          ----------------------------

7.1 In addition to Monaco's rights contained in these Exchangeable Share Provisions, including, without limitation, the Retraction Call Right, Monaco shall have the following rights in respect of the Exchangeable
     Shares:

     (a) Monaco shall have the overriding right (the "Redemption Call Right "), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Article 4, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Monaco or an Affiliate of Monaco) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder which are the subject of a Redemption Notice on payment by Monaco to each holder of an amount per Exchangeable Share (the "Redemption Call Purchase Price ") equal

                                                                              1K



          to two times the Current Market Price of a Monaco Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Monaco delivering or causing to be delivered to such holder two Monaco Common Shares, plus any Dividend Amount. In the event of the exercise of the Redemption Call Right by Monaco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Monaco on the Redemption Date on payment by Monaco to the holder of the Redemption Call Purchase Price for each such share, and the Corporation shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased by Monaco.

     (b) To exercise the Redemption Call Right, Monaco must notify the Corporation of Monaco's intention to exercise such right at least 60 days before the Redemption Date. The Corporation will notify the holders of the Exchangeable Shares as to whether or not Monaco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Monaco. If Monaco exercises the Redemption Call Right, on the Redemption Date Monaco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Monaco shall deposit or cause to be deposited with the Corporation on or before the Redemption Date, certificates representing the aggregate number of Monaco Common Shares which Monaco shall deliver or cause to be delivered pursuant to
          Section 7.1(a) and a cheque or cheques of Monaco payable at par at any branch of the bankers of Monaco representing the aggregate Dividend Amount, if any, in payment of the total Redemption Call Purchase Price, in each case less any amounts withheld pursuant to section
          14.2. Provided that Monaco has complied with the immediately preceding sentence, on and after the Redemption Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Exchange Agreement), other than the right to receive their proportionate part of the total Redemption Call Purchase Price, unless payment of the total Redemption Call Purchase Price for the Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the following provisions of this Section 7.1(c), in which case the rights of the holders shall remain unaffected until the total Redemption Call Purchase Price has been paid in the manner herein provided. Upon surrender to the Corporation of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and such additional documents, instruments and payments as the Corporation may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Corporation on behalf of Monaco shall transfer to such holder, the Monaco Common Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Corporation shall deliver to such holder certificates representing the Monaco Common Shares to

                                                                              1L



          which the holder is entitled and a cheque or cheques of Monaco payable at par at any branch of the bankers of Monaco representing the remaining portion, if any, of the total Redemption Call Purchase Price and when received by the Corporation, all dividends and other distributions with respect to such Monaco Common Shares with a record date after the Redemption Date and before the date of the transfer of such Monaco Common Shares to such holder, less any amounts withheld pursuant to section 14.2. If Monaco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to Article 4 of these Exchangeable Share Provisions.

                                    ARTICLE 8
                                    ---------
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER
                   -------------------------------------------

8.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Monaco of the Retraction Call Right and otherwise upon compliance with, and subject to, the provisions of this Article 8, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to two times the Current Market Price of a Monaco Common Share on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by Monaco delivering or causing to be delivered to such holder two Monaco Common Shares, together with, on the designated payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and such additional documents, instruments and payments as the Corporation may reasonably require, and together with a duly executed statement (the "Retraction Request") in such form as may be acceptable to the Corporation:

     (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

     (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation and subject also to Section 8.8; and

                                                                              1M



     (c) acknowledging the overriding right (the "Retraction Call Right") of Monaco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Monaco in accordance with the Retraction Call Right on the terms and conditions set out in Section 8.3 hereof.

8.2 Provided that Monaco has not exercised the Retraction Call Right, upon receipt by the Corporation in the manner specified in Section 8.1 of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 8.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall comply with Section 8.4 hereof. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Monaco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

8.3 Subject to the provisions of this Article 8, upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Monaco thereof and shall provide to Monaco a copy of the Retraction Request. In order to exercise the Retraction Call Right, Monaco must notify the Corporation of its determination to do so (the "Monaco Call Notice") within five Business Days of notification to Monaco by the Corporation of the receipt by the Corporation of the Retraction Request. If Monaco does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that Monaco will not exercise the Retraction Call Right. If Monaco delivers the Monaco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 8.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Monaco in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Monaco shall purchase from such holder and such holder shall sell to Monaco on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share, which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder two Monaco Common Shares for each Exchangeable Share presented and surrendered by the holder plus on the designated payment date therefor, to the extent not paid by the Corporation on the designated payment date therefor, any Dividend Amount. To the extent that Monaco pays the Dividend Amount in respect of the Retracted Shares, the Corporation shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. For the purpose of completing a purchase pursuant to the Retraction Call Right, on the Retraction Date Monaco shall transfer or cause to be issued or transferred to the holder of the Retracted Shares the Monaco Common Shares to which such holder is entitled. Provided that Monaco has complied with the immediately preceding sentence and Section 8.4 hereof, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Monaco does not deliver a Monaco Call Notice within such five Business Day period, and provided that the

                                                                              1N



     Retraction  Request is not revoked by the holder in the manner specified in
     Section 8.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 8.

8.4 The Corporation or Monaco, as the case may be, shall deliver to the relevant holder, at the address of the holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation, certificates representing the Monaco Common Shares (which shares shall be fully paid and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or Monaco, as applicable, representing the aggregate Dividend Amount, in payment of the total Purchase Price, in the case of a Retraction Call Right or a cheque payable at par at any branch of the bankers of the Corporation or Monaco, as applicable, representing the aggregate Dividend Amount and Retraction Price, in the case of a Retraction Request, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Corporation or by Monaco, as the case may be shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

8.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in
     Section 8.4 hereof, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Monaco shall thereafter be a holder of the Monaco Common Shares delivered to it.

8.6 Notwithstanding any other provision of this Article 8, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Monaco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares

                                                                              1O



     specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 8.2 of these Exchangeable Share Provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 8.2 hereof. If the Corporation would otherwise be obligated to redeem the Retracted Shares pursuant to Section 8.2 of these Exchangeable Share Provisions but is not obligated to do so as a result of solvency requirements or other provisions of applicable law, Monaco shall, subject to applicable law, purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Monaco to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Exchange Agreement.

8.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Monaco shall be deemed to have been revoked.

8.8 Notwithstanding any other provisions of this Article 8, if exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require the Corporation to redeem any Exchangeable Shares pursuant to this
     Article 8 on any Retraction Date would require the approval of any stock exchange on which the Monaco Common Shares may then be listed for trading, that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and it would not be practicable (notwithstanding the reasonable endeavours of Monaco) to obtain such approvals in time to enable all or any of such Monaco Common Shares to be admitted to trading by such exchange when so delivered, that Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of (i) the second Business Day immediately following the date the approvals referred to in this Section 8.8 are obtained, and (ii) the date which is 30 Business Days after the date on which the relevant Retraction Request is received by the Corporation, and references in these Exchangeable Share Provisions to such Retraction Date shall be construed accordingly.

8.9 Notwithstanding any other provisions of this Article 8, a holder may not exercise its rights pursuant to this Article 8 to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder to the extent that the issue of Monaco Common Shares resulting on the exercise of such right would require registration under the United States Securities Act of 1933, as amended.

                                                                              1P



                                    ARTICLE 9
                                    ---------
                              CERTAIN RESTRICTIONS
                              --------------------

9.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the Holders of the Exchangeable Shares given as specified in Section 12.2 of these Exchangeable Share Provisions:

     (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

     (b) redeem or purchase or make any capital distribution in respect of the Common Shares or any other shares ranking junior to the Exchangeable Shares;

     (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

     (d) issue any shares, other than Exchangeable Shares or Common Shares, which rank superior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution.

     The restrictions in Sections 9.1(a), (b) and (c) above shall only be applicable if (i) dividends have been declared on the outstanding Exchangeable Shares in accordance with Section 3 and (ii) such dividends have not been paid as provided for herein.

                                   ARTICLE 10
                                   ----------
                            PURCHASE FOR CANCELLATION
                            -------------------------

10.1 Subject to applicable law, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares for consideration consisting of cash.

                                   ARTICLE 11
                                   ----------
                                  VOTING RIGHTS
                                  -------------

11.1 Except as required by applicable law and by Article 12 hereof, the Holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 12
                                   ----------
                             AMENDMENT AND APPROVAL
                             ----------------------

12.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the Holders of the Exchangeable Shares given as hereinafter specified.

                                                                              1Q



12.2 Any approval given by the Holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the Holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of Holders of Exchangeable Shares duly called and held at which the Holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting Holders of at least 10% of such outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such place and time (not less than ten days later) as may be designated by the Chairman of such meeting. At such adjourned meeting the Holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the Holders of the Exchangeable Shares.

                                   ARTICLE 13
                                   ----------
              RECIPROCAL CHANGES IN RESPECT OF MONACO COMMON SHARES
              -----------------------------------------------------

13.1 Each holder of an Exchangeable Share acknowledges that the Exchange Agreement provides, in part, that the number of Monaco Common Shares for which the Exchangeable Shares are exchangeable shall be simultaneously adjusted on an economically equivalent basis if Monaco:

     (a) issues or distributes Monaco Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Monaco Common Shares) to the holders of all or substantially all of the then outstanding Monaco Common Shares by way of stock distribution or other distribution, other than an issue of Monaco Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Monaco Common Shares) to holders of Monaco Common Shares who exercise an option to receive distributions in Monaco Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Monaco Common Shares) in lieu of receiving cash distributions;

     (b) issues or distributes rights, options or warrants to the holders of all or substantially all of the then outstanding Monaco Common Shares entitling them to subscribe for or to purchase Monaco Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Monaco Common Shares); or

     (c) issues or distributes to the holders of all or substantially all of the then outstanding Monaco Common Shares:




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          (i)  securities of Monaco of any class other than Monaco Common Shares
               (other than securities convertible into or exchangeable for or carrying rights to acquire Monaco Common Shares);

         (ii)  rights,  options or  warrants  other than  those  referred  to in
               Section 13.1(b) above; or

        (iii)  evidences of indebtedness of Monaco,

     (d) subdivides, redivides or changes the then outstanding Monaco Common Shares into a greater number of Monaco Common Shares;

     (e) reduces, combines, consolidates or changes the then outstanding Monaco Common Shares into a lesser number of Monaco Common Shares; or

     (f) reclassifies or otherwise changes the Monaco Common Shares or effects an amalgamation, merger, reorganization or other transaction affecting the Monaco Common Shares.

     The Exchange Agreement further provides, in part, that the aforesaid provisions of the Exchange Agreement shall not be changed without the approval of the Holders of the Exchangeable Shares given in accordance with
     Section 12.2 of these Exchangeable Share Provisions.

                                   ARTICLE 14
                                   ----------
               ACTIONS BY THE CORPORATION UNDER exchange AGREEMENT
               ---------------------------------------------------

14.1 The Corporation shall take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by the Corporation, Monaco and SVFI with all provisions of the Exchange Agreement applicable to the Corporation, Monaco and SVFI respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

14.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Exchange Agreement without the approval of the Holders of the Exchangeable Shares given in accordance with Section 12.2 of these Exchangeable Share Provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the Holders of the Exchangeable Shares thereunder;

     (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the




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                                                                              1S



          Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications shall not be prejudicial to the interests of the Holders of the Exchangeable Shares; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections shall not be prejudicial to the interests of the Holders of the Exchangeable Shares.

                                   ARTICLE 15
                                   ----------
                     LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS
                     ---------------------------------------

15.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors with respect to the Exchange Agreement, the Retraction Call Right, the Liquidation Call Right and the Redemption Call Right.

15.2 Each holder of an Exchangeable Share, by virtue of becoming and being such a holder shall be deemed to acknowledge the Retraction Call Right, the Liquidation Call Right and the Redemption Call Right in favour of Monaco and the overriding nature thereof in connection with the liquidation, dissolution or winding up of the Corporation, or the any retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Monaco.

15.3 The Corporation and Monaco shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation or Monaco is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or any provision of provincial, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash consideration otherwise, if any, payable to the holder, the Corporation and Monaco are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation or Monaco as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation or Monaco shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.




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                                                                              1T



                                   ARTICLE 16
                                   ----------
                                SPECIFIED AMOUNT
                                ----------------

16.1 The amount specified in respect of each Exchangeable Share for the purposes of subsection 191(4) of the Income Tax Act (Canada) shall be an amount equal to the fair market value of two (2) Monaco Common Shares on the Effective Date.

                                   ARTICLE 17
                                   ----------
                           NO FRACTIONAL ENTITLEMENTS
                           --------------------------

17.1 Notwithstanding anything contained in this Agreement including, without limitation, Articles 4 or 5, no holder of an Exchangeable Share shall be entitled to and neither the Corporation nor Monaco shall deliver fractions of Monaco Common Shares. Where the application of the provisions of this Agreement, including, without limitation, Articles 4 and 5 would otherwise result in a holder of Exchangeable Shares receiving a fraction of a Monaco Common Share, such holder of Exchangeable Shares shall only be entitled to receive the nearest whole number of Monaco Common Shares.

                                   ARTICLE 18
                                   ----------
                                     NOTICES
                                     -------

18.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

18.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office as may be specified by the Corporation, in each case, addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

18.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or




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                                                                              1U



     omission to give any notice, request or other communication to one or more Holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.